  Exhibit 99.1
BLOCKCHAIN INDUSTRIES SIGNS BINDING LOI WITH BTHMB HOLDINGS

Santa Monica, Calif., JAN 22, 2019 – Blockchain Industries, Inc. (“Blockchain Industries”) (OTCPK: BCII) today announced it has signed a binding letter of intent (the “LOI”) to merge with Singapore company, BTHMB HOLDINGS Pte. Ltd. (“BTHMB”). BTHMB is in the process of converting their name to Blockchain Exchange Alliance (“BXA”). The companies anticipate merging into a single entity, becoming a publicly traded cryptocurrency exchange company. BTHMB/BXA has agreed to place $1M USD into an escrow account as consideration for entering into the LOI which is subject to diligence review by both parties mutual agreement on certain terms including, but not limited to, valuation and the entrance into definitive transaction documents.

“We are thrilled to be part of this important initiative that is expected to bring liquidity, accessibility and expansion to the blockchain industry,” said Patrick Moynihan, CEO of Blockchain Industries. “By merging with BTHMB/BXA, we expect to bring more advanced technology and better compliance practices into the public marketplace via a consolidated focus.”

BTHMB/BXA intends to use Blockchain Industries to market and expand their operations in North America.

“BTHMB/BXA is a global exchange alliance and the United States is a key factor to any global initiative,” said Dr. Byung Gun Kim, CEO of BTHMB/BXA. “By unifying our businesses, we benefit from the focused expertise of Blockchain Industries. As a result, we have tremendous growth opportunity in this region, and we expect quality results from this merger.”

The merger aims to solve problems with liquidity, accessibility and expansion that have challenged the fast-paced and swiftly growing digital asset market. An expected result from this merger is a unified, more secure global exchange platform with a broad capability to support emerging blockchain e-commerce, payments, and other digital finance functions.

Under the terms of the LOI, the goal is to complete the merger on or before March 1, 2019. If successful, final terms will be disclosed at that time.

About Blockchain Industries, Inc.

Blockchain Industries, Inc. is a publicly traded merchant bank focused on the international blockchain and cryptocurrency sectors. The company is comprised of a Blockchain Technology Advisory, an Investment Management arm, and a Global Conference Series (Blockchain Unbound) connecting entrepreneurs and investors.

For more information on Blockchain Industries, visit http://www.blockchainind.com.

About BTHMB HOLDINGS Pte. Ltd./Blockchain Exchange Alliance (BXA)

BTHMB HOLDINGS/Blockchain Exchange Alliance (BXA) is a global digital financial company based in Singapore. BTHMB/BXA is an alliance of global crypto exchanges providing liquidity to alliance members, led by Bithumb, the largest crypto exchange with fiat-to-crypto function. BTHMB/BXA provides user-friendly payment services including e-commerce, gaming and sharing economy. BTHMB/BXA is working towards launching new digital financial services including security token exchanges, crypto-banking, and custody services.

For more information on BTHMB/BXA, visit www.BXA.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Forward looking statements are generally written in the future tense and/or are preceded by words such as "may," "will," "should," "forecast," "could," "expect," "suggest," "believe," "estimate," "continue," "anticipate," "intend," "plan," "aim" or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to revise or update any forward-looking statement for any reason.